[Certain identified information has been excluded from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed]

MASTER SERVICES AGREEMENT

This Master Services Agreement (this “Agreement”), dated [Date], is between Dynamic Alternatives Fund (the “Fund”), a Delaware statutory trust, and Ultimus Fund Solutions, LLC (“Ultimus”), a limited liability company organized under the laws of the state of Ohio.

Background

The Fund is a closed-end management investment company registered or to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and desires that Ultimus perform certain services for it. Ultimus is willing to perform such services on the terms and conditions set forth in this Agreement.

Terms and Conditions

1.	Retention of Ultimus

The Fund retains Ultimus to act as the service provider for the services set forth in each Addendum selected below (collectively, the “Services”), which are incorporated by reference into this Agreement. Ultimus accepts such employment to perform the selected Services.

☒     Fund Accounting Addendum

☒     Fund Administration Addendum

☒     Transfer Agent and Shareholder Servicing Addendum

2.	Allocation of Charges and Expenses

2.1.	Ultimus shall furnish at its own expense the executive, supervisory, and clerical personnel necessary to perform its obligations under this Agreement. Ultimus shall also pay all compensation of any officers of the Fund who are affiliated persons of Ultimus, except when such person is serving as the Fund’s chief compliance officer under a separate agreement with Ultimus or an affiliate of Ultimus.

2.2.	The Fund assumes and shall pay or cause to be paid all other expenses of the Fund not otherwise allocated under this Section 2, including, without limitation: organization costs; taxes; expenses for legal and auditing services; the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, information statements, proxy statements and related materials; all expenses incurred in connection with issuing and repurchasing shares; the costs of custodial services; the cost of initial and ongoing registration or qualification of the shares under federal and state securities laws; fees and reimbursable expenses of members of the Board of Trustees of the Fund (the “Board”) who are not affiliated persons of Ultimus or the investment adviser(s) to the Fund (the “Independent Trustees”); insurance premiums; interest; brokerage costs; litigation and other extraordinary or nonrecurring expenses; and all fees and charges of investment advisers to the Fund.

3.	Compensation

3.1.	The Fund shall pay for the Services to be provided by Ultimus under this Agreement in accordance with, and in the manner set forth in, the fee letter attached to each addendum (each a “Fee Letter”), which may be amended from time to time. Each Fee Letter is incorporated by reference into this Agreement.

3.2.	If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, Ultimus’ compensation for that part of the month in which the Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth in the applicable Fee Letter.

3.3.	In the event that the U.S. Securities and Exchange Commission (the “SEC”), Financial Industry Regulatory Authority, Inc. (“FINRA”), or any other regulator or self-regulatory authority adopts regulations and requirements relating to the payment of fees to service providers or which would result in any material increases in costs to provide the Services under this Agreement, the parties agree to negotiate in good faith amendments to this Agreement in order to comply with such requirements and provide for additional compensation for Ultimus as mutually agreed to by the parties.

3.4.	In the event that any fees are disputed, the Fund shall, on or before the due date, pay all undisputed amounts due hereunder and notify Ultimus in writing of any disputed fees which it is disputing in good faith. Payment for such disputed fees shall be due on or before the tenth (10th) business day after the day on which Ultimus provides to the Fund documentation which reasonably supports the disputed charges. If the Fund continues to dispute the fees, the parties agree to act in good faith to come to a resolution satisfactory to both parties as soon as practicable.

4.	Reimbursement of Expenses

In addition to paying Ultimus the fees described in each Fee Letter, the Fund agrees to reimburse Ultimus for its actual reimbursable expenses in providing services hereunder, if applicable, including, without limitation, the following:

4.1.	Reasonable travel and lodging expenses incurred by officers and employees of Ultimus in connection with attendance at meetings of the Board or any committee thereof and shareholders’ meetings;

4.2.	All freight and other delivery charges incurred by Ultimus in delivering materials on behalf of the Fund;

4.3.	All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by Ultimus in communication with the Fund, the Fund’s investment adviser(s), custodian or independent registered public accounting firm (the “IRPAF”), counsel for the Fund, counsel for the Independent Trustees, dealers or others as required for Ultimus to perform the Services;

Dynamic Alternatives Fund
Ultimus Master Services Agreement
[Date]	Page 2 of 17

4.4.	The cost of obtaining secondary security market quotes and other securities data, including, but not limited to, the cost of fair valuation services and the cost of obtaining corporate action related data and securities master data;

4.5.	The cost of electronic or other methods of storing records and materials;

4.6.	All fees and expenses incurred in connection with any licensing of software, subscriptions to databases, custom programming or systems modifications required to provide any special reports or services requested by the Fund;

4.7.	Any expenses Ultimus shall incur at the direction of an officer of the Fund thereunto duly authorized other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the Fund for certain purposes;

4.8.	A reasonable allocation of the costs associated with the preparation of Ultimus’ Service Organization Control 1 Reports (“SOC 1 Reports”);

4.9.	A reasonable allocation of the cost of GainsKeeper® software, used by Ultimus to track wash loss deferrals for both fiscal (855) and excise tax provisioning; and

4.10.	Any additional expenses reasonably incurred by Ultimus in the performance of its duties and obligations under this Agreement.

5.	Maintenance of Books and Records; Record Retention

5.1.	Ultimus shall maintain and keep current the accounts, books, records and other documents relating to the Services as may be required by applicable law, rules, and regulations, including “Federal Securities Laws” as defined under Rule 38a-1 under the Investment Company Act.

5.2.	Ownership of Records

A.	Ultimus agrees that all such books, records, and other data (except computer programs and procedures) developed to perform the Services (collectively, “Client Records”) shall be the property of the Fund.

B.	Ultimus agrees to provide the Client Records to the Fund, at the expense of the Fund, upon reasonable request, and to make such books and records available for inspection by the Fund or its regulators at reasonable times.

C.	Ultimus agrees to furnish to the Fund, at the expense of the Fund, all Client Records in the electronic or other medium in which such material is then maintained by Ultimus as soon as practicable after any termination of this Agreement. Unless otherwise required by applicable law, rules, or regulations, Ultimus shall promptly turn over to the Fund or, upon the written request of the Fund, destroy the Client Records maintained by Ultimus pursuant to this Agreement. If Ultimus is required by applicable law, rule, or regulation

Dynamic Alternatives Fund
Ultimus Master Services Agreement
[Date]	Page 3 of 17

to maintain any Client Records, it will provide the Fund with copies as soon as reasonably practical after the termination.

5.3.	Ultimus agrees to keep confidential all Client Records, except when requested to divulge such information by duly constituted authorities or court process.

5.4.	If Ultimus is requested or required to divulge such information by duly constituted authorities or court process, Ultimus shall, unless prohibited by law, promptly notify the Fund of such request(s) so that the Fund may seek, at the expense of the Fund, an appropriate protective order.

6.	Subcontracting

Ultimus may, at its expense, subcontract with any entity or person concerning the provision of the Services, with the prior written consent of the Fund, such consent not to be unreasonably withheld; provided, however, that Ultimus shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor, and Ultimus shall be responsible, to the extent provided in Section 10, for all acts of a subcontractor.

7.	Effective Date

7.1.	This Agreement shall become effective as of the date first written above (the “Agreement Effective Date”).

7.2.	Each Addendum shall become effective as of the date first written in the Addendum.

8.	Term

8.1.	Initial Term. This Agreement shall continue in effect, unless earlier terminated as provided under this Section 8, for a period of five (5) years from the Agreement Effective Date (the “Initial Term”).

8.2.	Renewal Terms. Immediately following the Initial Term, this Agreement shall automatically renew for successive one-year periods (a “Renewal Term”).

8.3.	Termination. A party may terminate this Agreement under the following circumstances.

A.	Termination for Good Cause. During the Initial Term or a Renewal Term, a party (the “Terminating Party”) may only terminate the Agreement against the other party (the “Non-Terminating Party”) for good cause. For purposes of this Agreement, “good cause” shall mean:

(1)	a material breach of this Agreement by the Non-Terminating Party that has not been cured or remedied within 30 days after the Non-Terminating Party receives written notice of such breach from the Terminating Party;

(2)	the Non-Terminating Party takes a position regarding compliance with Federal Securities Laws that the Terminating Party reasonably disagrees with, the

Dynamic Alternatives Fund
Ultimus Master Services Agreement
[Date]	Page 4 of 17

Terminating Party provides 30 days’ prior written notice of such disagreement, and the parties fail to come to agreement on the position within the 30-day notice period;

(3)	a final and unappealable judicial, regulatory, or administrative ruling or order in which the Non-Terminating Party has been found guilty of criminal or unethical behavior in the conduct of its business;

(4)	the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under the Bankruptcy Code of the United States Code, as then in effect; or

(5)	should Ultimus assign this Agreement pursuant to Section 21.4(c), the Fund has the right to terminate this Agreement without penalty upon 90 days’ notice.

B.	Out-of-Scope Termination. If the Fund demands services that are beyond the scope of this Agreement and any incorporated Addendum, and the parties cannot agree on appropriate terms relating to such out-of-scope services, Ultimus or the Fund may terminate this Agreement upon 60 days’ prior written notice.

C.	End-of-Term Termination. A party can terminate this Agreement at the end of the Initial Term or a Renewal Term by providing written notice of termination to the other party at least 90 days prior to the end of the Initial Term or then-current Renewal Term.

D.	Early Termination. Any termination by the Fund other than termination under Section 8.3.A-C is deemed an “Early Termination.” If the Fund provides a notice of Early Termination, the Fund shall be subject to an “Early Termination Fee” equal to the pro rated fee amount due to Ultimus through the end of the then-current term as calculated in the applicable Fee Letter, including the repayment of any negotiated discounts provided by Ultimus during the term of the Agreement.

E.	Final Payment. Any unpaid compensation, reimbursement of expenses, or Early Termination Fee is due to Ultimus within 15 calendar days of the termination date provided in the notice of termination.

F.	Transition. Upon termination of this Agreement, Ultimus will cooperate with any reasonable request of the Fund to effect a prompt transition to a new service provider selected by the Fund. Ultimus shall be entitled to collect from the Fund, in addition to the compensation described in each applicable Fee Letter, (1) the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including, without limitation, the delivery to the Fund or its designees of the Fund’s property, records, instruments, and documents, and (2) a reasonable de-conversion fee as mutually agreed to by the parties.

G.	Liquidation. Upon termination of this Agreement due to the liquidation of the Fund, Ultimus shall be entitled to collect from the Fund, in addition to the compensation

Dynamic Alternatives Fund
Ultimus Master Services Agreement
[Date]	Page 5 of 17

described in each applicable Fee Letter, (1) the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including, without limitation, the delivery to the Fund or its designees of the Fund’s property, records, instruments, and documents, and (2) a reasonable liquidation fee as mutually agreed to by the parties; provided, that with respect to clause (2), such liquidation fee shall only be required to be paid in the event of an Early Termination.

8.4.	No Waiver. Failure by either party to terminate this Agreement for a particular cause shall not constitute a waiver of its right to subsequently terminate this Agreement for the same or any other cause.

9.	Additional Classes of Shares

In the event that the Fund establishes one or more classes of shares after the Agreement Effective Date, each such class of shares shall be added to this Agreement through an amendment hereto and the applicable Fee Letter(s) as appropriate.

10.	Standard of Care; Limits of Liability; Indemnification

10.1.	Standard of Care. Each party’s duties are limited to those expressly set forth in this Agreement and the parties do not assume any implied duties. Each party shall use its reasonable best efforts in the performance of its duties and act in good faith in performing the Services or its obligations under this Agreement. Each party shall be liable for any damages, losses or costs arising directly or indirectly out of such party’s failure to perform its duties under this Agreement to the extent such damages, losses or costs arise directly or indirectly out of its willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder.

10.2.	Limits of Liability

A.	Ultimus shall not be liable for any Losses (as defined below) arising from the following:

(1)	performing Services or duties pursuant to any oral, written, or electric instruction, notice, request, record, order, document, report, resolution, certificate, consent, data, authorization, instrument, or item of any kind that Ultimus reasonably believes to be genuine and to have been signed, presented, or furnished by a duly authorized representative of the Fund (other than an employee or other affiliated persons of Ultimus who may otherwise be named as an authorized representative of the Fund for certain purposes);

(2)	operating under its own initiative, in good faith and in accordance with the standard of care set forth herein, in performing its duties or the Services;

(3)	any errors in the valuation information provided by the Fund’s approved third-party pricing service(s) or the investment adviser(s) to the Fund for the purpose of valuing the Fund’s portfolio holdings;

Dynamic Alternatives Fund
Ultimus Master Services Agreement
[Date]	Page 6 of 17

(4)	any default, damages, costs, loss of data or documents, errors, delay, or other loss whatsoever caused by events beyond Ultimus’ reasonable control, including, without limitation, corrupt, faulty or inaccurate data provided to Ultimus by third-parties;

(5)	any error, action or omission by the or other past or current service provider; and

(6)	any failure to properly register any Fund’s shares in accordance with the Securities Act or any state blue sky laws.

B.	Ultimus may apply to the Fund at any time for instructions and may consult with counsel for the Fund, counsel for the Independent Trustees, and with accountants and other experts with respect to any matter arising in connection with Ultimus’ duties or the Services. Ultimus shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the reasonable opinion of such counsel, accountants, or other experts qualified to render such opinion.

C.	A copy of the Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”) is on file with the Secretary of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Fund and not the Fund’s trustees individually and that the obligations of this instrument are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund, and Ultimus shall look only to the assets of the Fund, for the satisfaction of such obligations.

D.	Ultimus shall not be held to have notice of any change of authority of any officer, agent, representative or employee of the Fund, the Fund’s investment adviser or any of the Fund’s other service providers until receipt of written notice thereof from the Fund (as applicable). As used in this Agreement, the term “investment adviser” includes all sub-advisers or persons performing similar services.

E.	The Board has and retains primary responsibility for oversight of all compliance matters relating to the Fund, including, but not limited to, compliance with the Investment Company Act, the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the USA PATRIOT Act of 2001, the Sarbanes Oxley Act of 2002 and the policies and limitations of the Fund relating to the portfolio investments as set forth in the Fund’s currently effective prospectus and statement of additional information. Ultimus’ monitoring and other functions hereunder shall not relieve the Board of its duties to oversee such compliance matters.

F.	To the maximum extent permitted by law, the Fund agrees to limit Ultimus’ liability for the Fund’s Losses (as defined below) to an amount that shall not exceed the total compensation received by Ultimus under this Agreement during the most recent rolling 12-month period or the actual time period this Agreement has been in effect if less than

Dynamic Alternatives Fund
Ultimus Master Services Agreement
[Date]	Page 7 of 17

12 months. This limitation shall apply regardless of the cause of action or legal theory asserted.

G.	Neither party shall be liable for any special, indirect, incidental, punitive, consequential or exemplary losses or damages suffered by the other party, whether or not the likelihood of such losses or damages was known by the party.

10.3.	Indemnification

A.	Each party (the “Indemnifying Party”) agrees to indemnify, defend, and protect the other party, including its trustees, directors, managers, officers, employees, and other agents (collectively, the “Indemnitees” and each an “Indemnitee”), and shall hold the Indemnitees harmless from and against any actions, suits, claims, losses, damages, liabilities, and reasonable costs, charges, and expenses (including attorney fees and investigation expenses) (collectively, “Losses”) arising directly or indirectly out of (1) the Indemnifying Party’s failure to exercise the standard of care set forth above unless such Losses were caused in part by the Indemnitees own willful misfeasance, bad faith or gross negligence or reckless disregard of its duties under this Agreement; (2) any violation of Applicable Law (defined below) by the Indemnifying Party or its affiliated persons or agents relating to this Agreement and the activities thereunder; and (3) any material breach by the Indemnifying Party or its affiliated persons or agents of this Agreement.

B.	Notwithstanding the foregoing provisions, the Fund shall indemnify Ultimus for Ultimus’ Losses arising from circumstances under Section 10.2.A.

C.	Upon the assertion of a claim for which either party may be required to indemnify the other, the Indemnitee shall promptly notify the Indemnifying Party of such assertion, and shall keep the Indemnifying Party advised with respect to all developments concerning such claim. Notwithstanding the foregoing, the failure of the Indemnitee to timely notify the Indemnifying Party shall not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure.

D.	The Indemnifying Party shall have the option to participate with the Indemnitee in the defense of such claim or to defend against said claim in its own name or in the name of the Indemnitee. The Indemnitee shall in no case confess any claim or make any compromise in any case in which the Indemnifying Party may be required to indemnify the Indemnitee except with the Indemnifying Party’s prior written consent.

10.4.	The provisions of this Section 10 shall survive termination of this Agreement.

11.	Force Majeure.

Neither party will be liable for Losses, loss of data, delay of Services, or any other issues caused by events beyond its reasonable control, including, without limitation, delays by third party vendors and/or communications

Dynamic Alternatives Fund
Ultimus Master Services Agreement
[Date]	Page 8 of 17

carriers, acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots, pandemics, failure of the mails, transportation, communication, or power supply.

12.	Representations and Warranties

12.1.	Joint Representations. Each party represents and warrants, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(A)	It is a corporation, partnership, trust, or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized.

(B)	To the extent required by Applicable Law (defined below), it is duly registered with all appropriate regulatory agencies or self-regulatory organizations and such registration will remain in full force and effect for the duration of this Agreement.

(C)	For the duties and responsibilities under this Agreement, it is currently and will continue to abide by all applicable federal and state laws, including, without limitation, federal and state securities laws; regulations, rules, and interpretations of the SEC and its authorized regulatory agencies and organizations, including FINRA; and all other self-regulatory organizations governing the transactions contemplated under this Agreement (collectively, “Applicable Law”); there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

(D)	It has duly authorized the execution and delivery of this Agreement and the performance of the transactions, duties, and responsibilities contemplated by this Agreement.

(E)	This Agreement constitutes a legal obligation of the party, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties.

(F)	Whenever, in the course of performing its duties under this Agreement, it determines that a violation of Applicable Law has occurred, or that, to its knowledge, a possible violation of Applicable Law may have occurred, or with the passage of time could occur, it shall promptly notify the other party of such violation.

(G)	It will promptly notify the other party of the commencement of any litigation or proceedings against it or any of its managers, officers or directors in connection with the issue or sale of any shares of the Fund.

Dynamic Alternatives Fund
Ultimus Master Services Agreement
[Date]	Page 9 of 17

12.2.	Representations of the Fund. The Fund represents and warrants, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(A)	(1) the Board has authorized the issuance of an unlimited number of shares of the Fund under the terms of its Declaration of Trust, however, only a fraction thereof will have been registered for sale to the public under the Securities Act of 1933, as amended (the “Securities Act”), as of the Agreement Effective Date, pursuant to the registration statement on Form N-2 effective as of such date (the “Registration Statement”), and (2) no shares of the Fund will be offered to the public until the Fund’s Registration Statement under Investment Company Act and the Securities Act has been declared or becomes effective and all required state securities law filings have been made.

(B)	It shall cause the investment adviser(s) and sub-advisers, prime broker, custodian, legal counsel, IRPAF, and other service providers and agents, past or present, to cooperate with Ultimus and to provide it with such information, documents, and advice relating to the Fund as appropriate or requested by Ultimus, in order to enable Ultimus to perform its duties and obligations under this Agreement.

(C)	The Fund’s Declaration of Trust, Bylaws, Registration Statement and organizational documents, and prospectus are true and accurate and will remain true and accurate at all times during the term of this Agreement in conformance with applicable federal and state securities laws.

(D)	Each of the employees of Ultimus that serves or has served at any time as an officer of the Fund shall be covered by the Fund’s Directors & Officers/Errors & Omissions insurance policy (the “Policy”) and shall be subject to the provisions of the Fund’s Declaration of Trust and Bylaws regarding indemnification of its officers. The Fund shall provide Ultimus with proof of current coverage, including a copy of the Policy, and shall notify Ultimus immediately should the Policy be canceled or terminated.

(E)	Any officer of the Fund who is not affiliated with Ultimus shall be considered an individual who is authorized to provide Ultimus with instructions and requests on behalf of the Fund (an “Authorized Person”) (unless such authority is limited in a writing from the Fund and received by Ultimus) and has the authority to appoint additional Authorized Persons, to limit or revoke the authority of any previously designated Authorized Person, and to certify to Ultimus the names of the Authorized Persons from time to time. Any officer of the Fund who is affiliated with Ultimus shall also be considered an Authorized Person provided that any instructions or requests provided to Ultimus on behalf of the Fund by an Authorized Person who is affiliated with Ultimus must be made in writing and signed by at least one Authorized Person who is not affiliated with Ultimus.

12.3.	Representations of Ultimus. Ultimus represents and warrants, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

Dynamic Alternatives Fund
Ultimus Master Services Agreement
[Date]	Page 10 of 17

(A)	It has a commercially reasonable disaster recovery and business continuity plan and adequate and reliable computer and other equipment necessary and appropriate to carry out its obligations under this Agreement;

(B)	It is a registered transfer agent under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(C)	It has and shall continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement in accordance with industry standards;

(D)	It shall act as a liaison with the Fund’s IRPAF and shall take all reasonable action in performance of its duties under this Agreement to assure that the necessary information is made available to such accountants and auditors in a timely fashion for the expression of their opinion, as required by the Fund; and

(E)	shall maintain at all times a program reasonably designed to prevent violations of the federal securities laws (as defined in Rule 38a-1 under the 1940 Act) with respect to the Services provided.

13.	Insurance

13.1.	Maintenance of Insurance Coverage. Each party agrees to maintain throughout the term of this Agreement professional liability insurance coverage of the type and amount reasonably customary in its industry. Upon request, a party shall furnish the other party with pertinent information concerning the professional liability insurance coverage that it maintains. Such information shall include the identity of the insurance carrier(s), coverage levels, and deductible amounts.

13.2.	Notice of Termination. A party shall promptly notify the other party should any of the notifying party’s insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor.

14.	Information Provided by the Fund

14.1.	Prior to the Agreement Effective Date. Prior to the Agreement Effective Date, the Fund will furnish or otherwise make available to Ultimus the following:

(A)	copies of the Declaration of Trust and of any amendments thereto, certified by the proper official of the state in which such document has been filed;

(B)	the Fund’s Bylaws and any amendments thereto;

(C)	certified copies of resolutions of the Board covering the approval of this Agreement, authorization of a specified officer of the Fund to execute and deliver this Agreement and authorization for specified officers of the Fund to instruct Ultimus thereunder;

Dynamic Alternatives Fund
Ultimus Master Services Agreement
[Date]	Page 11 of 17

(D)	a list of all the officers of the Fund, together with specimen signatures of those officers who are authorized to instruct Ultimus in all matters;

(E)	the Fund’s Registration Statement and all amendments thereto filed with the SEC pursuant to the Securities Act and the Investment Company Act;

(F)	the Fund’s notification of registration under the Investment Company Act on Form N-8A as filed with the SEC;

(G)	an accurate, current list of shareholders of the Fund, showing each shareholder’s address of record, number of shares owned and whether such shares are represented by outstanding share certificates;

(H)	copies of the current investment advisory agreement and current investment sub-advisory agreement(s), if applicable, for the Fund;

(I)	copies of the current principal underwriting/distribution agreement for the Fund;

(J)	contact information for the Fund’s service providers, including, but not limited to, the Fund’s administrator, custodian, transfer agent, IRPAF, legal counsel, underwriter and chief compliance officer; and

(K)	a copy of procedures adopted by the Fund in accordance with Rule 38a-1 under the Investment Company Act.

14.2.	After the Agreement Effective Date. After the Agreement Effective Date, the Fund will furnish or otherwise make available to Ultimus any amendments to the items listed in Section 14.1.

15.	Compliance with Law

The Fund assumes full responsibility for the preparation, contents, and distribution of each prospectus included in the Registration Statement and further agrees to comply with all applicable requirements of the Federal Securities Laws and any other laws, rules and regulations of governmental authorities having jurisdiction over the Fund, including, but not limited to, the Internal Revenue Code, the USA PATRIOT Act of 2001, and the Sarbanes-Oxley Act of 2002, each as amended, provided that the foregoing shall not shield Ultimus from any liability to the Fund pursuant to Section 10.1 of this Agreement.

Dynamic Alternatives Fund
Ultimus Master Services Agreement
[Date]	Page 12 of 17

16.	Privacy and Confidentiality

16.1.	Definition of Confidential Information. The term “Confidential Information” shall mean all information that either party discloses (a “Disclosing Party”) to the other party (a “Receiving Party”), whether in writing, electronically, or orally and in any form (tangible or intangible), that is confidential, proprietary, or relates to clients or shareholders (each either existing or potential). Confidential Information includes, but is not limited to:

(A)	any information concerning technology, such as systems, source code, databases, hardware, software, programs, applications, engaging protocols, routines, models, displays, and manuals;

(B)	any unpublished information concerning research activities and plans, customers, clients, shareholders, strategies and plans, costs, operational techniques;

(C)	any unpublished financial information, including information concerning revenues, profits and profit margins, and costs or expenses; and

(D)	Customer Information (as defined below).

Confidential Information is deemed confidential and proprietary to the Disclosing Party regardless of whether such information was disclosed intentionally or unintentionally, or marked appropriately.

16.2.	Definition of Customer Information. Any Customer Information will remain the sole and exclusive property of the Fund. “Customer Information” shall mean all non-public, personally identifiable information as defined by Gramm-Leach-Bliley Act of 1999, as amended, and its implementing regulations (e.g., SEC Regulation S-P and Federal Reserve Board Regulation P) (collectively, the “GLB Act”).

16.3.	Treatment of Confidential Information

(A)	Each party agrees that at all times during and after the terms of this Agreement, it shall use, handle, collect, maintain, and safeguard Confidential Information in accordance with (1) the confidentiality and non-disclosure requirements of this Agreement; (2) the GLB Act, as applicable and as it may be amended; and (3) such other Applicable Law, whether in effect now or in the future.

(B)	Without limiting the foregoing, the Receiving Party shall apply to any Confidential Information at least the same degree of reasonable care used for its own confidential and proprietary information to avoid unauthorized disclosure or use of Confidential Information under this Agreement.

(C)	Each party further agrees that:

(1)	The Receiving Party will hold all Confidential Information it obtains in strictest confidence and will use and permit use of Confidential Information solely for the purposes of this Agreement or as otherwise provided for in this Agreement, and consistent therewith, may disclose or provide access to its responsible employees or agents who have a need to know and are under adequate confidentiality agreements or arrangements and make copies of Confidential Information to the extent reasonably necessary to carry out its obligations under this Agreement;

Dynamic Alternatives Fund
Ultimus Master Services Agreement
[Date]	Page 13 of 17

(2)	Notwithstanding the foregoing, the Receiving Party may release Confidential Information as permitted or required by law or approved in writing by the Disclosing party, which approval shall not be unreasonably withheld and may not be withheld where the Receiving Party may be exposed to civil or criminal liability or proceedings for failure to release such information;

(3)	Additionally, Ultimus may provide Confidential Information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

(4)	The Receiving Party will immediately notify the Disclosing Party of any unauthorized disclosure or use, and will cooperate with the Disclosing Party to protect all proprietary rights in any Confidential Information.

16.4.	Severability. This provision and the obligations under this Section 16 shall survive termination of this Agreement.

17.	Press Release

Within the first 60 days following the Agreement Effective Date, the Fund agrees to review in good faith a press release (in any format or medium) announcing the Agreement with Ultimus; provided that Ultimus must obtain the Fund’s written consent prior to publication of such release, which consent shall not be unreasonably denied by the Fund.

18.	Non-Exclusivity

The services of Ultimus rendered to the Fund are not deemed to be exclusive. Except to the extent necessary to perform Ultimus’ obligations under this Agreement, nothing herein shall be deemed to limit or restrict Ultimus’ right, or the right of any of Ultimus’ managers, officers or employees who also may be a trustee, officer or employee of the Fund, or persons who are otherwise affiliated persons of the Fund to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other person.

19.	Arbitration

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

This arbitration provision shall be enforced and interpreted exclusively in accordance with applicable federal law, including the Federal Arbitration Act. Any costs, fees, or taxes involved in enforcing the award shall be fully assessed against and paid by the party resisting enforcement of said award. The prevailing party shall also be entitled to an award of reasonable attorneys’ fees and costs incurred in connection with the enforcement of this Agreement.

20.	Notices

Any notice provided under this Agreement shall be sufficiently given when either delivered personally by hand or received by electronic mail overnight delivery, or certified mail at the following address.

Dynamic Alternatives Fund
Ultimus Master Services Agreement
[Date]	Page 14 of 17

20.1.	If to the Fund:

Dynamic Alternatives Fund c/o Hamilton Capital, LLC Attn: William A. Leuby 5025 Arlington Centre Blvd., Suite 300 Columbus, OH 43220 Email: wal@hamiltoncapital.com with copies to:

Pamela Krill Godfrey & Kahn S.C. 833 East Michigan Street, Suite 1800 Milwaukee, WI 53202 Email: PKrill@gklaw.com

20.2.	If to Ultimus:

Ultimus Fund Solutions, LLC Attn: General Counsel 4221 North 203rd Street, Suite 100 Elkhorn, NE 68022 Email: legal@ultimusfundsolutions.com

21.	General Provisions

21.1.	Incorporation by Reference. This Agreement and its addendums, schedules, exhibits, and other documents incorporated by reference express the entire understanding of the parties and supersede any other agreement between them relating to the Services.

21.2.	Conflicts. In the event of any conflict between this Agreement and any Appendices or Addendum thereto, this Agreement shall control.

21.3.	Amendments. The parties may only amend or waive all or part of this Agreement by written amendment or waiver signed by both parties.

21.4.	Assignments.

(A)	Except as provided in this Section 21.4, this Agreement and the rights and duties hereunder shall not be assignable by either of the parties except by the specific written consent of the non-assigning party.

(B)	The terms and provisions of this Agreement shall become automatically applicable to any investment company that is the successor to the Fund because of reorganization, recapitalization, or change of domicile.

Dynamic Alternatives Fund
Ultimus Master Services Agreement
[Date]	Page 15 of 17

(C)	Unless this Agreement is terminated in accordance with Section 8 of this Agreement, Ultimus may, to the extent permitted by law and in its sole discretion, assign all its rights and interests in this Agreement to an affiliate, parent, subsidiary or to the purchaser of substantially all of its business, provided that Ultimus provides the Fund at least 90 days’ prior written notice.

(D)	This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

21.5.	Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

21.6.	Headings. Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

21.7.	Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by email or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original, signed copy of this Agreement.

21.8.	Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provisions held to be illegal or invalid.

Signatures are located on the next page.

Dynamic Alternatives Fund
Ultimus Master Services Agreement
[Date]	Page 16 of 17

The parties duly executed this Agreement as of [Date].

	Dynamic Alternatives Fund		Ultimus Fund Solutions, LLC

By:		By:
Name:		Name:	Gary Tenkman
Title:		Title:	Chief Executive Officer

Dynamic Alternatives Fund
Ultimus Master Services Agreement
[Date]	Page 17 of 17

Fund Accounting Addendum

for

Dynamic Alternatives Fund

This Fund Accounting Addendum, dated [Date], is between Dynamic Alternatives Fund (the “Fund”) and Ultimus Fund Solutions, LLC (“Ultimus”), and is incorporated by reference into that certain Master Services Agreement dated [Date] between the parties (the “Master Services Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Master Services Agreement.

Fund Accounting Services

1.	Performance of Daily Accounting Services

Ultimus shall perform the following accounting services daily for the Fund, each in accordance with the Fund’s prospectus and statement of additional information:

1.1.	calculate the net asset value per share utilizing prices obtained from the sources described in subsection 1.2 below;

1.2.	obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from the Fund’s investment adviser or its designee, per the valuation policy approved by the Board;

1.3.	verify and reconcile with the Fund’s custodian cash and all daily activity;

1.4.	compute, as appropriate, the Fund’s net income and realized capital gains, dividend payables, dividend factors, and weighted average portfolio maturity;

1.5.	review daily the net asset value calculation and dividend factor (if any) for the Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and/or yields to NASDAQ and such other entities as directed by the Fund;

1.6.	determine unrealized appreciation and depreciation on securities held by the Fund;

1.7.	accrue income of the Fund;

1.8.	amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Fund;

1.9.	update fund accounting system to reflect rate changes, as received/obtained by Ultimus, on variable interest rate instruments;

1.10.	record investment trades received in proper form from the Fund or its authorized agents on the industry standard T+1 basis;

1.11.	calculate Fund expenses based on instructions from the Fund’s administrator;

Dynamic Alternatives Fund
Fund Accounting Addendum	Page 1 of 3

1.12.	accrue expenses of the Fund;

1.13.	determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts;

1.14.	provide accounting reports in connection with the Fund’s regular annual audit and other audits and examinations by regulatory agencies;

1.15.	provide such periodic reports as agreed to by the parties;

1.16.	prepare and maintain the following records upon receipt of information in proper form from the Fund or its authorized agents: (1) cash receipts journal; (2) cash disbursements journal; (3) dividend record; (4) purchase and sales-portfolio securities journals; (5) subscription and redemption journals; (6) security ledgers; (7) broker ledger; (8) general ledger; (9) daily expense accruals; (10) daily income accruals, (11) securities and monies borrowed or loaned and collateral therefore; (12) foreign currency journals; and (13) trial balances;

1.17.	provide information typically supplied in the investment company industry to companies that track or report price, performance or other information with respect to investment companies;

1.18.	provide accounting information to the Fund’s IRPAF for preparation of the Fund’s tax returns; and

1.19.	cooperate with, and take all reasonable actions in the performance of its duties under this Agreement, so that all necessary information is made available to the Fund’s IRPAF in connection with any audit or the preparation of any report requested by the Fund.

2.	Special Reports and Services

2.1.	Ultimus may provide additional special reports upon the request of the Fund’s investment adviser, which may result in an additional charge, the amount of which shall be agreed upon by the parties prior to the reports being made available.

2.2.	Ultimus may provide such other similar services to the Fund as may be reasonably requested, which may result in an additional charge, the amount of which shall be agreed upon between the parties prior to such services being provided.

Signatures are located on the next page.

Dynamic Alternatives Fund
Fund Accounting Addendum	Page 2 of 3

The parties duly executed this Fund Accounting Addendum as of [Date].

	Dynamic Alternatives Fund		Ultimus Fund Solutions, LLC

By:		By:
Name:		Name:	Gary Tenkman
Title:		Title:	Chief Executive Officer

Dynamic Alternatives Fund
Fund Accounting Addendum	Page 3 of 3

Fund Accounting Fee Letter

for

Dynamic Alternatives Fund

This Fund Accounting Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Dynamic Alternatives Fund (the “Fund”) pursuant to that certain Master Services Agreement dated [Date], and the Fund Accounting Addendum dated [Date] (collectively, the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

[Omitted]

2.	Monthly Per Trade and T+0 Processing Fees

[Omitted]

3.	Term

3.1.	Initial Term. This Fee Letter shall continue in effect until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

3.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”) unless Ultimus or the Fund gives written notice of termination at least 90 days prior to the end of the Initial Term or the then-current Renewal Term.

3.3.	Termination. Ultimus or the Fund may terminate the Agreement as set forth in the Agreement. Any such termination shall be treated as a termination of this Fee Letter, in which case the Fund or the Adviser shall be responsible for payment of any amounts required to be paid under the Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for post-termination de-conversion or liquidation services.

3.4.	Early Termination. Any Early Termination under the Agreement shall subject the Fund or the Adviser to paying an “Early Termination Fee” equal to the fee amounts due to Ultimus through the end of the then-current term as calculated in this Fee Letter, including the repayment of any negotiated discounts provided by Ultimus during the then-current term.

3.5.	Liquidation. Upon termination of the Agreement due to the liquidation of the Fund, Ultimus shall be entitled to collect from the Fund or the Adviser the compensation described in this Fee Letter through the end of the then-current term, the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including, without limitation, the delivery to the Fund or its designees of the Fund’s property, records, instruments, and documents, and a reasonable fee for post-termination liquidation services as mutually agreed to by Ultimus and the Fund.

Dynamic Alternatives Fund
Fund Accounting Fee Letter	Page 1 of 4

4.	Reimbursable Expenses

[Omitted]

5.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

Dynamic Alternatives Fund
Fund Accounting Fee Letter	Page 2 of 4

The parties duly executed this Fund Accounting Fee Letter dated [Date].

	Dynamic Alternatives Fund		Ultimus Fund Solutions, LLC
By:		By:
Name:		Name:	Gary Tenkman
Title:		Title:	Chief Executive Officer

The undersigned investment adviser (the “Adviser”) hereby acknowledges and agrees to the terms of the Agreement.

Hamilton Capital, LLC

By:
Name:
Title:

Dynamic Alternatives Fund
Fund Accounting Fee Letter	Page 3 of 4

Fund Administration Addendum

for

Dynamic Alternatives Fund

This Fund Administration Addendum, dated [Date], is between Dynamic Alternatives Fund (the “Fund”) and Ultimus Fund Solutions, LLC (“Ultimus”) , and is incorporated by reference into that certain Master Services Agreement dated [Date] between the parties (the “Master Services Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Master Services Agreement.

With respect to Fund Administration Services, Ultimus shall provide the following services subject to, and in compliance with the objectives, policies and limitations set forth in the Fund’s Registration Statement, the Fund’s organizational documents, bylaws, applicable laws and regulations, and resolutions and policies established by the Fund’s Board:

1.	Monitor the performance of administrative and professional services rendered to the Fund by others, including its custodian, transfer agent, fund accountant and dividend disbursing agent as well as legal, auditing, shareholder servicing and other services performed for the Fund;

2.	Upon request, assist the Fund in the evaluation and selection of other service providers, such as the IRPAF, printers, EDGAR providers and proxy solicitors (such parties may be affiliates of Ultimus);

3.	Prepare and maintain the Fund’s operating expense budget to determine proper expense accruals to be charged to the Fund in order to calculate its net asset value;

4.	Prepare, or cause to be prepared, expense and financial reports, including Fund budgets, expense reports, pro-forma financial statements, expense and profit/loss projections and fee waiver/expense reimbursement projections on a periodic basis;

5.	Prepare authorization for the payment of Fund expenses and pay, from Fund assets, all bills of the Fund ;

6.	Determine income and capital gains available for distribution and calculate distributions required to meet regulatory, income, and excise tax requirements, to be reviewed by the Fund’s IRPAF;

7.	Monitor the calculation of performance data for dissemination to information services covering the investment company industry, for sales literature of the Fund and other appropriate purposes;

8.	Provide information typically supplied in the investment company industry to companies that track or report price, performance or other information with respect to investment companies;

9.	Prepare and coordinate the printing of semi-annual and annual financial statements, including schedule of investments, statements of operations, assets and liabilities, changes in net assets, and financial highlights to each financial statement;

10.	Coordinate the Fund’s audits and examinations by:

a.	assisting the Fund’s IRPAF, or, upon approval of the Fund, any regulatory body, in any requested review of the Fund’s accounts and records;

Dynamic Alternatives Fund
Fund Administration Addendum	Page 1 of 4

b.	providing appropriate financial schedules (as requested by the Fund’s IRPAF or SEC examiners); and

c.	providing office facilities as may be required.

11.	Determine, after consultation with legal counsel for the Fund and the Fund’s investment adviser, the jurisdictions in which shares of the Fund shall be registered or qualified for sale; facilitate, register, or prepare applicable notice or other filings with respect to, the shares with the various state and territories of the United States and other securities commissions, provided that all fees for the registration of shares or for qualifying or continuing the qualification of the Fund shall be paid by the Fund;

12.	In consultation with legal counsel to the Fund, the investment adviser, officers of the Fund and other relevant parties, prepare and disseminate materials for regular and special meetings of the Board (including the organizational Board meeting), including agendas and selected financial and other information as agreed upon by the Fund and Ultimus from time to time; attend and participate in regular and special Board meetings; and prepare or cause to be prepared minutes of regular and special Board meetings;

13.	In consultation with legal counsel for the Fund, assist in and monitor the preparation, filing, printing and where applicable, dissemination to shareholders of the following:

a.	periodic reports to the Board, shareholders and the SEC, including but not limited to annual reports and semi-annual reports;

b.	notices pursuant to Rule 24f-2 (as applicable);

c.	proxy materials; and

d.	reports to the SEC on Forms N-CEN, N-CSR, N-PORT, N-23c-3, Schedule TO, and N-PX (as applicable).

14.	Monitor sales of shares of the Fund and ensure that the shares are properly and duly registered with the SEC;

15.	Review the Fund’s federal, state, and local tax returns as prepared and signed by the Fund’s IRPAF; and

16.	Monitor Fund holdings and operations for post-trade compliance with the Fund’s Prospectus and Statement of Additional Information, SEC statutes, rules, regulations and policies and pursuant to advice from the Fund’s IRPAF and Fund counsel; monitor Fund holdings for compliance with IRS taxation limitations and restrictions and applicable Federal Accounting Standards Board rules, statements and interpretations; provide periodic compliance reports to each investment adviser to the Fund; and assist the Fund and each investment adviser in preparation of periodic compliance reports to the Board, as applicable.

Special Reports and Services

1.	Ultimus may provide additional special reports upon the request of the Fund’s Board or investment adviser, which may result in an additional charge, the amount of which shall be agreed upon by the parties prior to the reports being made available.

2.	Ultimus may provide such other similar services as may be reasonably requested by the Fund, such as assistance with Proxy Statements or Form N-14 registration statements, which may result in an additional charge, the amount of which shall be agreed upon between the parties prior to such services being provided.

Dynamic Alternatives Fund
Fund Administration Addendum	Page 2 of 4

Corporate Governance Matters

Ultimus may provide individuals reasonably acceptable to the Board to serve as officers of the Fund, who will be responsible for the management of certain of the Fund’s affairs and under the supervision of the Board, and will coordinate meetings of, prepare materials for, attend and write minutes of the Board’s meetings. Ultimus shall also coordinate the acquisition of and maintain fidelity bonds and directors and officers/errors and omissions insurance policies for the Fund in accordance with the requirements of the Investment Company Act and as such bonds and policies are approved by the Board.

Tax Matters

Ultimus does not provide tax advice. Nothing in the Master Services Agreement or this Fund Administration Addendum shall be construed or have the effect of rendering tax advice. It is important that the Fund consult a professional tax advisor regarding its individual tax situation.

Legal Representation

Notwithstanding any provision of the Master Services Agreement or this Fund Administration Addendum to the contrary, Ultimus will not provide legal representation to the Fund, including through the use of attorneys that are employees of, or contractually engaged by, Ultimus. The Fund acknowledges that in-house Ultimus attorneys exclusively represent Ultimus and will rely on outside counsel retained by the Fund to review all services provided by in-house Ultimus attorneys and to provide independent judgment on the Fund’s behalf. The Fund acknowledges that because no attorney-client relationship exists between in-house Ultimus attorneys and the Fund, any information provided to Ultimus attorneys will not be privileged and may be subject to compulsory disclosure under certain circumstances. Ultimus represents that it will maintain the confidentiality of information disclosed to its in-house attorneys on a best effort’s basis.

Signatures are located on the next page.

Dynamic Alternatives Fund
Fund Administration Addendum	Page 3 of 4

The parties duly executed this Fund Administration Addendum as of [Date].

	Dynamic Alternatives Fund		Ultimus Fund Solutions, LLC
By:		By:
Name:		Name:	Gary Tenkman
Title:		Title:	Chief Executive Officer

Dynamic Alternatives Fund
Fund Administration Addendum	Page 4 of 4

Fund Administration Fee Letter

for

Dynamic Alternatives Fund

This Fund Administration Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Dynamic Alternatives Fund (the “Fund”) pursuant to that certain Master Services Agreement dated [Date], and the Fund Administration Addendum dated [Date] (collectively, the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

1.1.	[Omitted]

2.	Reimbursable Expenses

[Omitted]

3.	Term

3.1.	Initial Term. This Fee Letter shall continue in effect until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

3.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”) unless Ultimus or the Fund gives written notice of termination at least 90 days prior to the end of the Initial Term or the then-current Renewal Term.

3.3.	Termination. Ultimus or the Fund may terminate the Agreement as set forth in the Agreement. Any such termination shall be treated as a termination of this Fee Letter, in which case the Fund or the Adviser shall be responsible for payment of any amounts required to be paid under the Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for post-termination de-conversion or liquidation services.

3.4.	Early Termination. Any Early Termination under the Agreement shall subject the Fund or the Adviser to paying an “Early Termination Fee” equal to the fee amounts due to Ultimus through the end of the then-current term as calculated in this Fee Letter, including the repayment of any negotiated discounts provided by Ultimus during the then-current term.

3.5.	Liquidation. Upon termination of the Agreement due to the liquidation of the Fund, Ultimus shall be entitled to collect from the Fund or the Adviser the compensation described in this Fee Letter through the end of the then-current term, the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including, without limitation, the delivery to the Fund or its designees of the Fund’s property, records, instruments, and documents, and a reasonable fee for post-termination liquidation services as mutually agreed to by Ultimus and the Fund.

Dynamic Alternatives Fund
Fund Administration Fee Letter	Page 1 of 4

4.	Fee Increases

[Omitted]

5.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

Dynamic Alternatives Fund
Fund Administration Fee Letter	Page 2 of 4

The parties duly executed this Fund Administration Fee Letter dated [Date].

	Dynamic Alternatives Fund		Ultimus Fund Solutions, LLC
By:		By:
Name:		Name:	Gary Tenkman
Title:		Title:	Chief Executive Officer

The undersigned investment adviser (the “Adviser”) hereby acknowledges and agrees to the terms of the Agreement.

Hamilton Capital, LLC

By:
Name:
Title:

Dynamic Alternatives Fund
Fund Administration Fee Letter	Page 3 of 4

Transfer Agent and Shareholder Services Addendum

for

Dynamic Alternatives Fund

This Transfer Agent and Shareholder Services Addendum, dated [Date], is between Dynamic Alternatives Fund (the “Fund”) and Ultimus Fund Solutions, LLC (“Ultimus”), and is incorporated by reference into that certain Master Services Agreement dated [Date] between the parties (the “Master Services Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Master Services Agreement.

Transfer Agent and Shareholder Services

1.	Shareholder Transactions

Ultimus shall provide the Fund with shareholder transaction services, including:

1.1.	process shareholder purchase, redemption/repurchase (pursuant to Fund-initiated tender offers and involuntary redemptions), exchange, and transfer orders in accordance with conditions set forth in the Fund’s prospectus and/or Schedule TO, applying all applicable redemption/repurchase or other miscellaneous fees;

1.2.	set up of account information, including address, account designations, dividend and capital gains options, taxpayer identification numbers, banking instructions, automatic investment plans, systematic withdrawal plans and cost basis disposition method;

1.3.	assist shareholders making changes to their account information included in 1.2;

1.4.	issue trade confirmations in compliance with Rule 10b-10 under the 1934 Act;

1.5.	issue quarterly statements for shareholders, interested parties, broker firms, branch offices and registered representatives;

1.6.	act as a service agent and process income dividend and capital gains distributions, including the purchase of new shares through dividend reinvestment, and appropriate application of backup withholding, non-resident alien withholding and Foreign Account Tax Compliance Act (“FATCA”) withholding;

1.7.	record the issuance of shares and maintain pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding;

1.8.	perform such services as are required to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the “Lost Shareholder Rules”);

1.9.	provide cost basis reporting to shareholders on covered shares (shares purchased after 1/1/2012), as required;

1.10.	withholding taxes on non-resident alien accounts, pension accounts and in accordance with state requirements;

Dynamic Alternatives Fund
Transfer Agent and Shareholder Services Addendum	Page 1 of 5

1.11.	produce, print, mail and file U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for shareholders;

1.12.	administer and perform all other customary services of a transfer agent, including, but not limited to, answering routine customer inquiries regarding shares; and

1.13.	process all standing instruction orders (Automatic Investment Plans (“AIPs”) and Systematic Withdrawal Plan (“SWPs”)) including the debit of shareholder bank information for automatic purchases.

2.	Shareholder Information Services

Ultimus shall provide the Fund with shareholder information services, including:

2.1.	make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information;

2.2.	produce detailed history of transactions through duplicate or special order statements upon request;

2.3.	provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders; and

2.4.	respond as appropriate to all inquiries and communications from shareholders relating to shareholder accounts.

3.	Compliance Reporting

3.1.	AML Reporting. Ultimus agrees to provide anti-money laundering services to the Fund’s direct shareholders and to operate the Fund’s customer identification program for these shareholders, in each case in accordance with the written procedures developed by Ultimus and adopted or approved by the Board and with applicable law and regulations. Notwithstanding the foregoing, the parties acknowledge and agree that Ultimus shall have no responsibility for determining an investor’s eligibility to invest in the Fund, including, without limitation any determination as to an investor’s status as an “Eligible Investor” as that term is or may be defined in the Fund’s then-current prospectus; nor shall Ultimus be responsible for making any determination as to the suitability of the Fund’s shares as an investment for any prospective investor.

3.2.	Regulatory Reporting. Ultimus agrees to provide reports to the federal and applicable state authorities, including the SEC, and to the Fund’s IRPAF. Applicable state authorities are those governmental agencies located in states in which the Fund is registered to sell shares.

3.3.	IRS Reporting. Ultimus will prepare and distribute appropriate Internal Revenue Service (“IRS”) forms for shareholder income and capital gains (including the calculation of qualified income), sale of Fund shares, distributions from retirement accounts and education savings accounts, fair market value reporting on IRAs, contributions, rollovers and conversions to IRAs and education

Dynamic Alternatives Fund
Transfer Agent and Shareholder Services Addendum	Page 2 of 5

savings accounts and required minimum distribution notifications and issue tax withholding reports to the IRS.

3.4.	Pay-to-Play Reports. Ultimus will provide quarterly reporting for Fund accounts subject to pay-to-play rules.

4.	Dealer/Load Processing

For any share class that charges a sales load (either front-end or back-end), Ultimus will:

4.1.	provide reports for tracking rights of accumulation and purchases made under a letter of intent;

4.2.	account for separation of shareholder investments from transaction sale charges for purchase of Fund shares;

4.3.	calculate fees due under Rule 12b-1 plans for distribution and marketing expenses;

4.4.	track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases; and

4.5.	apply appropriate Front End Sales Load (“FESL”) breakpoint and Contingent Deferred Sales Charges ("CDSCs") automatically during trade processing.

5.	Shareholder Account Maintenance

For each direct shareholder account, Ultimus agrees to perform the following services:

5.1.	maintain all shareholder records for each account in the Fund;

5.2.	as dividend disbursing agent, on or before the payment date of any dividend or distribution, notify the Fund’s custodian of the estimated amount of cash required to pay such dividend or distribution; prepare and distribute to shareholders any funds to which they are entitled by reason of any dividend or distribution and in the case of shareholders entitled to receive additional shares of the Fund by reason of any such dividend or distribution, make appropriate credit to their respective accounts and prepare and mail to such shareholders a confirmation statement with respect to such shares;

5.3.	issue customer statements on a scheduled cycle, and provide duplicate second and third-party copies if required;

5.4.	record shareholder account information changes; and

5.5.	maintain account documentation files for each shareholder.

6.	uTRANSACT Web Services

6.1.	Provide and maintain an internet portal for shareholders and registered investment advisers to access and perform various online capabilities on their investment accounts with the Fund.

Dynamic Alternatives Fund
Transfer Agent and Shareholder Services Addendum	Page 3 of 5

7.	PLAID

7.1.	Provide online bank account verification services using third-party PLAID technology.

8.	Other Services

8.1.	Ultimus shall perform other services for the Fund that are mutually agreed upon in a writing signed by the parties for mutually agreed fees, if any, and all reimbursable expenses incurred by Ultimus; provided, however that the Fund may retain third parties to perform such other services. These services may include performing internal audit examination; mailing the annual reports of the Fund; preparing an annual list of shareholders; and mailing notices of shareholders’ meetings, proxies, and proxy statements.

8.2.	With respect to Fund-initiated involuntary redemptions (other than Fund-initiated tender offers), it shall be the Fund’s responsibility to notify Ultimus if and when any such involuntary redemptions are required, and the Fund covenants and agrees that in requesting any such involuntary redemption, the Fund shall act in accordance with the Fund’s then-current prospectus, statement of additional information and declaration of trust. Ultimus disclaims any and all liability with respect to the conditions under which any such involuntary redemptions shall be required, and instead, shall only be responsible for carrying out the Fund’s directives in this regard.

9.	National Securities Clearing Corporation Processing

Ultimus will:

9.1.	process accounts through Networking and the purchase, redemption/repurchase, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the National Securities Clearing Corporation (the “NSCC”) on behalf of NSCC’s participants, including the Fund), in accordance with, instructions transmitted to and received by Ultimus by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of “authorized persons,” as defined on the dealer file maintained by Ultimus;

9.2.	issue instructions to the Fund’s custodian for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants);

9.3.	provide account and transaction information from the affected Fund’s records on an appropriate computer system in accordance with NSCC’s Networking and Fund/SERV rules for those broker-dealers; and

9.4.	maintain shareholder accounts through Networking.

10.	Tax Matters

Ultimus does not provide tax advice. Nothing in the Master Services Agreement or this Transfer Agent and Shareholder Services Addendum shall be construed or have the effect of rendering tax advice. It is important that the Fund consult a professional tax advisor regarding its individual tax situation.

Signatures are located on the next page.

Dynamic Alternatives Fund
Transfer Agent and Shareholder Services Addendum	Page 4 of 5

The parties duly executed this Transfer Agent and Shareholder Services Addendum as of [Date].

	Dynamic Alternatives Fund		Ultimus Fund Solutions, LLC
By:		By:
Name:		Name:	Gary Tenkman
Title:		Title:	Chief Executive Officer

Dynamic Alternatives Fund
Transfer Agent and Shareholder Services Addendum	Page 5 of 5

Transfer Agent and Shareholder Services Fee Letter

for

Dynamic Alternatives Fund

This Transfer Agent and Shareholder Services Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Dynamic Alternatives Fund (the “Fund”) pursuant to that certain Master Services Agreement dated [Date], and the Transfer Agent and Shareholder Services Addendum dated [Date] (collectively, the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

[Omitted]

2.	Reimbursable Expenses

[Omitted]

3.	Term

3.1.	Initial Term. This Fee Letter shall continue in effect until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

3.2.	Renewal Terms. After the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”) unless Ultimus or the Fund or the Adviser, gives written notice of termination at least 90 days prior to the end of the Initial Term or the then-current Renewal Term.

3.3.	Termination. Ultimus or the Fund may terminate the Agreement as set forth in the Agreement. Any such termination shall be treated as a termination of this Fee Letter, in which case the Fund (or the Adviser, as applicable) shall be responsible for payment of any amounts required to be paid under the Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for post-termination de-conversion or liquidation services.

3.4.	Early Termination. Any Early Termination under the Agreement shall subject the Fund (or the Adviser, as applicable) to paying an “Early Termination Fee” equal to the fee amounts due to Ultimus through the end of the then-current term as calculated in this Fee Letter, including the repayment of any negotiated discounts provided by Ultimus during the then-current term.

3.5.	Liquidation. Upon termination of the Agreement due to the liquidation of the Fund, Ultimus shall be entitled to collect from the Fund (or the Adviser, as applicable) the compensation described in this Fee Letter through the end of the then-current term, the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including, without limitation, the delivery to the Fund or its designees of the Fund’s property, records, instruments, and documents, and a reasonable fee for post-termination liquidation services as mutually agreed to by Ultimus and the Fund.

Dynamic Alternatives Fund
Transfer Agent and Shareholder Services Fee Letter	Page 1 of 3

4.	Fee Increases

[Omitted]

5.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

Dynamic Alternatives Fund
Transfer Agent and Shareholder Services Fee Letter	Page 2 of 3

The parties duly executed this Transfer Agent and Shareholder Services Fee Letter dated [Date].

	Dynamic Alternatives Fund		Ultimus Fund Solutions, LLC

By:		By:
Name:		Name:	Gary Tenkman
Title:		Title:	Chief Executive Officer

The undersigned investment adviser (the “Adviser”) hereby acknowledges and agrees to the terms of the Agreement.

Hamilton Capital, LLC

By:
Name:
Title:

Dynamic Alternatives Fund
Transfer Agent and Shareholder Services Fee Letter	Page 3 of 3